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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in the registration statement of HMT Technology Corporation on Form S-3 (File Nos. 333-24385) of our report dated April 20, 1998, on our audits of the consolidated financial statements and financial statement schedule of HMT Technology Corporation and its subsidiary as of March 31, 1998 and 1997, and for the years ended March 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.



        COOPERS & LYBRAND L.L.P.

San Jose, California

June 12, 1998